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                                                                      Exhibit 11

                          ALEXION PHARMACEUTICALS, INC.
                        EXHIBIT 11. - Earnings Per Share
                                   (UNAUDITED)

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
                                                     Three months ended October 31,
                                                        1998                1997
                                                      -----------    -----------

  Average shares outstanding ......................    11,225,851      8,952,434
  Net effect of dilutive stock options
    and warrants based on the treasury
    stock method using average market price .......             0        908,788
                                                      -----------    -----------
         TOTALS ...................................    11,225,851      9,861,222
                                                      -----------    -----------


Net Income (loss) applicable to common stockholders    (3,659,733)     1,322,641
                                                      -----------    -----------

Diluted Net Income (loss) per share ..............    $    (0.33)   $      0.13
                                                      -----------    -----------
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